SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 8, 2004

Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York	10080

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 449-1000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10: MERRILL LYNCH & CO INC 2005 DEFERRED COMPENSATION PLAN

Item 1.01. Entry into a Material Definitive Agreement

Each year, Merrill Lynch offers employees who are integral to the success of the business of Merrill Lynch the opportunity to defer compensation in excess of certain thresholds to provide those individuals with the flexibility of meeting their future income needs. This year, employees of Merrill Lynch whose compensation exceeds $300,000 annually are being offered the opportunity to participate in the Merrill Lynch & Co., Inc. 2005 Deferred Compensation Plan for a Select Group of Eligible Employees. Among those employees offered the opportunity to defer under the plan include the executive officers of Merrill Lynch & Co., Inc. named in the Company’s Proxy Statement for its 2004 Annual Meeting of Shareholders. The terms of the annual deferred compensation plans remain substantially similar from year to year. Employees have the option of electing whether or not to participate in the plan. Merrill Lynch charges participating employees an annual fee to defray the cost of the plan to the Company.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

10.	Merrill Lynch & Co., Inc. 2005 Deferred Compensation Plan for a Select Group of Eligible Employees.

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.
(Registrant)
	By:	/s/ Judith A. Witterschein
Judith A. Witterschein
Date: October 8, 2004		Corporate Secretary